Exhibit 99.1

Veoneer and Qualcomm to power Next Generation ADAS and Autonomous Driving Systems

Stockholm, Sweden August 27, 2020: Automotive technology company, Veoneer, Inc. and Qualcomm Technologies, Inc., have decided to collaborate on the delivery of scalable Advanced Driver Assistance Systems (ADAS), Collaborative and Autonomous Driving (AD) solutions powered by Veoneer’s next-generation perception and driving policy software stack and Qualcomm® Snapdragon Ride™ ADAS/AD scalable portfolio of System on a Chip (SoC), and Accelerators. This ranges from L1 to L4 systems uniquely designed to create an open platform for Tier-1 suppliers and Automakers.

Designed to address the growing complexities associated with developing advanced driver-assistance systems (ADAS), including safety compliance, the integrated software and SoC platform aims to address the growing needs of the automotive ecosystem for scalable and upgradable solutions, which require highly advanced and power-efficient compute, connectivity and cloud service capabilities across all vehicle tiers.

This platform will integrate Veoneer’s fifth generation perception software and driving policy software with the current and future Snapdragon Ride portfolio.

Qualcomm Technologies intends to make this integrated SoC and software stack platform available to global automakers and Tier-1 suppliers.

Veoneer will serve as a Tier-1 system integrator for the new solution, while continuing its current strategies, which include developing, selling and launching its full line of ADAS and Collaborative Driving products and systems.

The open and programmable platform that both companies intend to develop will be designed to create alternatives for automakers and Tier-1s for more customization opportunities while also charting a course for next-generation automotive architecture evolution. The companies expect the integrated platform to be available through automotive Tier-1 suppliers or directly to OEMs for 2024 vehicle production.

Veoneer’s software stacks are automotive grade solutions designed to meet the requirements of automakers, regulators and rating agencies globally. It has received top performance ratings and enabled automakers to achieve 5-star safety ratings for European New Car Assessment Program (Euro NCAP) in 2018 and 2020. The companies plan to launch a state-of-the art automotive grade, functional safety compliant and optimized platform which will include a full range of optimized NCAP features and up to hands-free driving on highways and slow-moving traffic. The platform will be continuously upgradeable through over the air updates.

The next generation software stack will be developed in a dedicated organization within Veoneer.

Earlier this year, Qualcomm Technologies announced its latest addition to the company’s growing portfolio of automotive products with the new Qualcomm® Snapdragon Ride™ platform. Snapdragon Ride is designed based on the Qualcomm® Snapdragon™ family of automotive system-on-chip (SoC) and accelerator products, which are built on scalable and modular heterogenous high-performance multi-core CPUs for planning and decision making, energy efficient AI and computer vision (CV) engines, industry-leading GPU for high-end visualization, image signal processors for camera sensors, and dedicated safety and security subsystems. The integrated platform with Veoneer’s software stack will be built on the scalable Snapdragon Ride roadmap, offering industry leading scalability from L1 ADAS to L4 Autonomous Driving SoC and Accelerator products that leverage Qualcomm Technologies’ leadership in heterogeneous compute, leading process technology, low power and higher performance automotive semiconductors.

The parties have signed a non-binding letter of intent and expect to finalize a definitive agreement during second half of 2020.

“We are pleased to work with Qualcomm Technologies to develop next generation solutions for ADAS and collaborative and autonomous driving. Working with a recognized leader like Qualcomm Technologies, using their ground-breaking Snapdragon Ride products, provides us the remaining piece of the puzzle. This relationship not only strengthens our product portfolio, but also broadens our go-to-market position and opportunities, while giving customers more ways to access world-leading technology,” said Jan Carlson, Chairman, President & CEO, Veoneer.

“There has been a growing desire within the automotive ecosystem to have a full SoC and Stack solution that can scale from the entry tier of active safety systems to higher-end automated driving solutions. Combining our best-in-class product roadmap of integrated automotive platforms, which supports broader functionalities like 5G/4G, telematics and infotainment, with Veoneer’s proven software stack for perception and driving, creates a unique offering to support this need. Qualcomm Technologies remains committed to offering high performance and advanced automotive solutions for all vehicle tiers and levels and we look forward to working with an industry pioneer like Veoneer to accelerate innovation to deliver comprehensive systems,” said Cristiano Amon, President of Qualcomm Incorporated.

This report is information that Veoneer, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the EVP Communications and IR set out above, at 13:00 CET on Thursday August 27, 2020.

Live conference call
Veoneer & Qualcomm will arrange a 30 minute live conference call on August 27 at 16.00 CET. A link to the live call will be available on Veoneer’s web site www.veoneer.com.

Web cast:
https://edge.media-server.com/mmc/p/nsbt9gds

Attend by Phone:
Confirmation Code:......... 4452365
Sweden, Stockholm:....... +46 (0)850692169
United Kingdom:............. +44 (0)203 0095709
United States:................ +16467871226

For more information please contact:
Thomas Jönsson, EVP Communications & IR, tel +46 (0)8 527 762 27
Thomas.jonsson@veoneer.com
Ray Pekar, VP Investor Relations, tel +1 (248) 794-4537
ray.pekar@veoneer.com

Veoneer, Inc. is a worldwide leader in automotive technology. Our purpose is to create trust in mobility. We design, manufacture and sell state-of-the-art software, hardware and systems for occupant protection, advanced driving assistance systems, and collaborative and automated driving to OEMs globally. Headquartered in Stockholm, Sweden, Veoneer has 7,100 employees in 13 countries. In 2019, sales amounted to $1.9 billion. The Company is building on a heritage of close to 70 years of automotive safety development. In 2018, Veoneer became an independent, publicly traded company listed on the New York Stock Exchange (NYSE: VNE) and on the Nasdaq Stockholm (SSE: VNE SDB).

Qualcomm, Snapdragon, and Snapdragon Ride are trademarks or registered trademarks of Qualcomm Incorporated. Qualcomm Snapdragon and Qualcomm Snapdragon Ride are products of Qualcomm Technologies, Inc. and/or its subsidiaries.

Safe Harbor Statement: This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Veoneer or its management believes or anticipates may occur in the future, including the transaction and business contemplated by the non-binding agreement with Qualcomm Technologies. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions, fluctuations in the global automotive market, our ability to complete the transaction contemplated by the non-binding agreement with Qualcomm Technologies, which is subject to the negotiation and documentation of definitive agreements, the development of the software and integrated platform contemplated by the non-binding agreement and the impact of COVID-19 on the Company’s financial condition, business operations and liquidity. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.